Exhibit 10.4

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

International transportation service contract

Party A: Shenzhen No.1 Special Line Supply Chain Co., LTD

Company address: 201, Building 36, Cuigang Industrial
District 5, Huaide Community, Fuyong Street, Baoan
District, Baoan District, Shenzhen City

Tel:               Email:

Party B: Chengtian International Supply Chain (Shenzhen) Co., LTD
Company address: 1805, Qianhai Xiangbin Building, No.18, West

Free Trade Street, Nanshan Street, Qianhai Shenzhen-Hong Kong

Cooperation Zone, Shenzhen
Tel.:              Email:

In accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, party A and Party B, based on the principle of sincere cooperation, fairness and fairness, through friendly negotiation, reach the following agreement that Party A entrusts Party B to handle international freight forwarding, which shall be observed by both parties.

Article 1: Service Content

This contract is applicable to Party B providing cross-border export logistics services to Party A.

1.1 party a entrust party b (including party b itself and its affiliated parties) to provide the following international freight forwarding services: international freight forwarding services: including but not limited to, warehouse operation, international trunk transportation, export customs clearance and import customs clearance, abnormal orders and return processing, to the area of service providers or specific carrier payment, and other value-added services related to the international freight forwarding;

1.2 Party A confirms that the Quotation Form received by Party B by email or other means agreed by both parties. The Quotation Form includes the service items, service prices, relevant transportation requirements and compensation standards confirmed by Party A. The Quotation Form forms a part of this Contract, and Party A agrees to comply with the relevant provisions of the Quotation Form at the same time. If there is any conflict between the terms of this Contract and the Quotation Form, it is preferred The terms of this Contract shall apply, unless otherwise expressly agreed upon by both parties.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

1.3 If the Quotation Form may be adjusted due to changes in market conditions and freight policy, Party B shall notify Party A in writing five working days in advance and use the new Quotation Form with Party A’s consent. Otherwise, Party A has the right to terminate the contract and does not constitute a breach of contract.

Article 2 The Rights and Obligations of Party A

2.1 Party A shall have the right to obtain the corresponding services as agreed herein, and Party A shall be obliged to pay the service fees to Party B as agreed herein. If Party A delays in payment due to Party B, Party A shall not be liable for breach of contract.

2.2 Party A shall have the right to require Party B to deliver the goods to the destination timely and safely as agreed herein, and shall have the right to request Party B to provide information on the goods in transit.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

2.3 Party A shall be obliged to provide Party B with true and accurate customs declaration materials and documents according to business needs. When customs or inspection and quarantine departments request to provide more detailed documents or change documents, Party A shall cooperate. Party A shall bear any delay or loss caused by Party A’s failure to provide relevant documents.

2.4 Party A shall truthfully declare the product name, value and quantity of the checked goods, and ensure that the information provided is completely matched with the actual goods. Party A shall not include any articles and dangerous goods that are prohibited or restricted in the consignment goods. As well as articles prohibited from the production, sale and dissemination, prohibited contraband, fake and shoddy products, infringing products prohibited or restricted, etc. The provisions on prohibited goods shall be subject to the provisions of the international conventions, relevant national laws and regulations, industry associations and the quotation sheet of our company. If party a falsely report, conceal the goods name, with the items, or party a checked the goods due to infringement or quality, product certification problems by domestic or foreign customs or relevant law enforcement buckle or return, party b will not return the freight and customs declaration related expenses, party a shall bear the liability for compensation for all the resulting losses.

2.5 Party A is obliged to pay the above fees for the consignee without reasonably refusing to pay the customs fees at the destination and other (but not limited to) the inspection and quarantine fees; the special requirements of the consignee shall be paid by Party A if the consignee refuses to pay the fees without reasonable reasons.

2.6 If Party B breaches the contract, Party A shall have the right to claim to Party B for the attorney’s fees, legal costs, preservation fees, appraisal fees, travel expenses and other expenses incurred for rights protection.

Article 3 The Rights and Obligations of Party B

3.1 If the goods consigned by Party A are detained by the domestic and international customs, inspection and quarantine departments, Party B shall actively assist Party A in coordinating the handling work.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

3.2 according to the provisions of the relevant laws and regulations, the requirements of the judicial and administrative organs, or for the need of security, party b shall have the right to shipment by party a, and have the right to reject or return all the customs prohibit entry and exit, with any flammable, explosive, toxic is not suitable for international transportation of goods, and shall have the right to charge fees incurred.

3.3 If Party A or its designated payer fails to settle the freight on time without reasonable reasons, Party B shall have the right to detain the goods delivered by Party A and charge a late fee of 3 ‰ per day for the lien period of one month (from the first day of the arrears). Upon the expiration of the lien period, if Party A or the designated payer still fails to pay the fees, Party B has the right to auction or sell the lien items. The proceeds from the auction and sale shall be preferred to pay the expenses and storage fees of Party B for exercising the lien and then pay the expenses owed to Party B; if there is any balance, it may be returned to Party A at its request; if it is insufficient to cover the relevant expenses of Party B, Party B reserves the right to continue to recover from Party A.

3.4 In case of damage, loss or delay caused due to Party B, Party B shall be liable for compensation, and the compensation standard is shown in the Quotation Table. If Party A pays the compensation in advance, it shall have the right to recover the compensation from Party B.

3.5 If Party A and / or Party A’s affiliated parties violate other contracts signed by Party B and / or Party B’s affiliated parties, Party A hereby irrevocably agree and confirm that such case constitutes a breach of this Contract and Party B has the right to pursue Party A Liability for breach of contract, including but not limited to suspension of part or all of the services hereunder.

3.6 Party B shall ensure that the goods are delivered to the recipient on time, timely and safely.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

3.7 Party B shall be responsible for resolving and compensating disputes with a third party caused by Party B, which has nothing to do with Party A. If Party A pays the compensation in advance, it shall have the right to recover the compensation from Party B.

Article 4 Special clause (very important , please read it care fully)

4.1 In the course of cargo transportation, Party B may be exempted from force majeure, loss, damage or delay caused by customs seizure, aircraft crash, ship crash, government and judicial authorities, actions, bad weather, traffic control, war, riot, strike, etc.).

4.2 Any indirect losses such as benefits, profits, actual uses, commercial opportunities and commercial value that may be obtained based on the consignment goods shall not fall within the scope of compensation.

4.3 Party B may send channel change, price adjustment, bill and other relevant notices to Party A through email, wechat, QQ and other communication tools. Party A shall reply to the notice within 48 hours from the time when Party B sends the notice. If no reply within 48 hours, default consent.

4.4 See the quotation table for the service claim standard of Party B; if there is no written agreement on the claim standard, the claim standard stipulated by Party B shall apply. If you need to apply for compensation for other expenses other than the standard, both parties will need to negotiate and confirm it separately.

Article 5 Settlement method

5.1 Settlement standard: according to the contract or statement price.

5.2 Settlement method: ☑ Monthly settlement ☐ current settlement The other mouth: _______________________

5.3 Settlement method: (“advance payment” mode)

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

5.3.1 Bill sending and payment period:

Prepayment: Party A shall deposit to the designated account of Party B before shipment, and Party B shall send the bill of the previous day to Party A through the designated mailbox, QQ, WeChat before 12:00 am every day, or download the bill by designated channels. Party A shall complete the check within (1) working days after receiving the bill and confirm the bill amount; Party B may deduct the amount after being confirmed by Party A. If the balance of the advance deposit is insufficient, Party B shall notify Party A in writing one working day in advance to make up the balance, otherwise, Party A shall not be liable for breach of contract of overdue payment.

Current statement: Party B shall send the bill of the previous day to Party A through the designated email address, QQ, wechat or other channels before 12:00 am every day Party A shall download the bill by itself through the designated way, and Party A shall check the bill amount within (1) working days after receiving the bill. Party B and Party A shall arrange the payment within the confirmed amount within (1) working days;

5.3.2 If Party A has any objection to the bill, it shall notify Party B within 2 working days from the date of receipt of the bill. No objection due to the deadline shall be deemed as approval. If Party B raises any objection to the bill checked by Party A, both parties shall jointly complete the verification and confirmation of the bill within (2) working days from the date when Party B raises the objection.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

5.3.3 For the bill without objection, Party A shall make the payment within (1) working days after the verification. Party A is obliged to pay the silver after the payment The electronic version of the water sheet shall be sent to Party B so that Party B can check the bank statement and system write-off processing. If Party A fails to pay at the time agreed in the contract period without reasonable reason, Party B shall have the right to charge a fine fee of 3 ‰ of the unpaid amount per day. At the same time, Party B shall have the right to suspend the performance of the obligations under this Agreement, suspend the handling of the matters entrusted by Party A, and have any goods, bills of lading, other transportation documents, verification documents and other documents and documents entrusted by Party A. In case of a legal dispute due to the overdue payment caused by Party A, and the final judicial confirmation is responsible for Party A, Party A shall bear all the lawyer’s fees.

5.3.4 All the above settlement fees shall be recognized and paid in the quoted currency. If the currency paid by Party A is different from that quoted by Party B, the payment shall be made according to the central rate of the Bank of China on the same day, otherwise Party B has the right to make up the price difference.

5.3.5 party b to party a, is to support party a’s foreign trade enterprise bigger and stronger, when there are problems, should according to the company to the process, party a cannot deduct the payable freight, otherwise party b has the right to suspend the settlement of party a and suspend all preferential to party a, until party a pay all fees. If Party A still requests Party B to provide services before paying the fee, Party A shall pay the subsequent service fee on a pay-as-you-go basis.

5.3.6 If Party A fails to make the payment in time within the time agreed herein without reasonable reason, Party B shall have the right to take any one or more of the following measures:

(1) Liof the goods; if Party A still arrears the fees after Party B, Party B shall have the right to detain the goods and make disposal, and the disposal cost and expenses of the goods shall be borne by Party A;

(2) Cancel the price discount (if any) and restore the original price billing from the beginning;

(3) A penalty of 3% of the delayed payment for each day delayed;

(4) Party B may unilaterally cancel / adjust the credit limit and / or adjust the settlement method;

(5) Party B may require Party A to provide a guarantee;

(6) Party B may suspend or suspend providing services to Party A;

(7) Any other rights and remedies that Party B may enjoy in accordance with the relevant laws.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

5.3.7 Party B shall issue an invoice to Party A after payment by Party A (maybe tax invoice or formal invoice Invoice according to applicable laws), without the exception that Party B issues an invoice in advance.

5.3.8 Party B shall have the right to require Party A to provide guarantee at the time of signing this Contract or during the performance hereof according to Party A’s historical credit and other actual conditions. If Party A fails to provide the guarantee, Party B has the right to refuse party A’s new delivery application.

Article 6 Service application and requirements

6.1 Before the signing of this Contract, Party A shall guarantee the authenticity and validity of the information and certificates provided by the application for account opening, and the information provided shall be directly associated with party A’s business contacts. If the inspection information is false, Party B shall have the right to directly suspend all cooperation with Party A Party B shall have the right to claim compensation for the direct and actual loss caused by this.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

Article 7 Validity of a contract and others

7.1 This Agreement is made in duplicate, with each party holding one copy. It shall come into force on the date of signature and seal by both parties and shall have the same legal effect. The contract shall be valid until December 31,2024.

7.2 If neither party has any objection 15 days before the expiration of this contract, the contract shall be automatically extended for one year, and the terms of this contract shall remain legally binding on both parties. If either party proposes to terminate this Contract, it shall notify the other party in writing 15 days in advance.

7.3 When the relevant regulations and policies of international transportation of goods are adjusted and have a direct impact on the performance of the Contract, the Contract may be terminated by mutual agreement of both parties. If Party A has a serious breach of contract and has a serious impact on Party B’s business, Party B may unilaterally terminate this Contract with a written notice to Party A.

7.4 The contact information agreed in the first part of the contract is the address of judicial service. The notice of both parties shall be deemed to have been delivered successfully by email, fax, QQ, wechat and fax. If the name and contact information (address, telephone number, email, etc.) of both parties change, it shall inform the other party in writing within 7 days before the change, otherwise it shall be deemed to have not been changed.

7.5 The agent entrusted by Party A may take full authority on behalf of Party A and be responsible for all affairs of Party A, such as exercising commercial rights and handling legal disputes.

7.6 If Party A fails to perform the liabilities hereunder, Party A’s agent shall bear all the legal liabilities hereunder.

7.7 The appendix hereto shall be an integral part of this Contract and shall have the same legal effect.

7.8 During the performance of this Contract, any difference or dispute between the parties shall first be settled through friendly negotiation. If the negotiation fails, either party may file a lawsuit with the people’s court in the place where Party B is located, and the laws of the People’s Republic of China shall apply.

Contract No.: CTGJ Chengtian International Supply Chain (Shenzhen) Co., Ltd

7.9 The signed address of this contract is Qianhai Shenzhen-Hong Kong Cooperation Zone, Nanshan District, Shenzhen City, Guangdong Province.

7.10 For matters not covered herein, both parties may enter into a supplementary agreement through consultation. The supplementary agreement shall have the same legal effect as this Contract.

(No text available below)

Party A (seal):	Party B (seal):

Authorized Representative	Authorized Representative (Signature):

Yang ta Ling	date:YTD

Appendix I. Copy of party A’s enterprise business license

Annex 2 A copy of the front and back of the person’s ID card